SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2005

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The Fourth Quarter and Full Year 2004 Press Release attached hereto as Exhibit 99.1, and the Question and Answer document attached hereto as Exhibit 99.2, which are incorporated in this Item 2.02 by reference, were posted on the Schlumberger internet web site (www.slb.com/ir) on January 25, 2005.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached Fourth Quarter and Full Year Press Release and Question and Answer document, these documents also include the following non-GAAP financial measures (as defined under the SEC’s Regulation G):

•	Net debt: Net debt is gross debt less cash, short-term investments and fixed income investments held to maturity. Management believes that “net debt” provides useful information regarding the level of the Company’s indebtedness by reflecting cash and investments that could be used to repay debt, and that the level of net debt provides useful information as to the results of the Company’s deleveraging efforts.

•	Income from continuing operations before credits and charges, diluted earnings per share before credits and charges and effective tax rate before credits and charges:

  The following is a reconciliation of :

•	Income from continuing operations per the Consolidated Statement of Income to Income from continuing operations before credits and charges.

•	Diluted earnings per share before credits and charges.

•	Effective tax rate before credits and charges.

	( $ in thousands )
	Year 2004
	Pretax	Tax	Min Int	Net
Per Consolidated Statement of Income	$1,327,437	$293,821	$(19,564)	$1,014,052
Add back Credits & Charges:
- Intellectual Property settlement charge	11,200	1,260	—	9,940
- Severance charge	3,000	—	—	3,000
- Debt extinguishment costs	37,412	14,029	—	23,383
- US interest-rate swap settlement gain	(9,620)	(3,300)	—	(6,320)
- Loss on sale of Atos Origin shares	6,635	—	—	6,635
- Vacated leased facility reserve	11,000	—	—	11,000
- Litigation reserve release	(5,000)	—	—	(5,000)
- Severance charge	4,000	—	—	4,000
- Debt extinguishment costs	77,482	—	—	77,482
- Loss recognized on interest-rate swaps	73,515	27,164	—	46,351
- Loss on sale of Athos Origin shares	14,330	—	—	14,330
- Restructuring program charge	19,500	5,500	—	14,000

Continuing operations before credits & charges	$1,570,891	$338,474	$(19,564)	$1,212,853

Continuing operations before credits & charges
Effective tax rate				21.5%
Diluted Earnings per Share				$2.03

	Year 2003
	Pretax	Tax	Min Int	Net
Per Consolidated Statement of Income	$457,224	$174,224	$115,169	$398,169
Add back Credits & Charges:
- Gain on sale of financial instruments	(31,955)	(11,697)	—	(20,258)
- Write down of investment in Hanover Compressor	81,200	—	—	81,200
- Debt extinguishment costs	86,328	—	—	86,328
- Multiclient library impairment charge	398,365	105,723	(87,793)	204,849
- Vessel impairment charge	54,000	—	(16,200)	37,800
- Gain on sale of rig	(31,416)	—	—	(31,416)
- Debt extinguishment costs	81,473	—	—	81,473

Continuing operations before credits & charges	$1,095,219	$268,250	$11,176	$838,145

Continuing operations before credits & charges
Effective tax rate				24.5%
Diluted Earnings per Share				$1.43

	( $ in thousands )
	Fourth Quarter 2004
	Pretax	Tax	Min Int	Net
Per Consolidated Statement of Income	$449,214	$90,910	$(6,906)	$351,398
Add back Credits & Charges:
- No charges or credits	—	—	—	—

Continuing operations before credits & charges	$449,214	$90,910	$(6,906)	$351,398

Continuing operations before credits & charges

Effective tax rate				20.2%
Diluted Earnings per Share				$0.59

	Third Quarter 2004
	Pretax	Tax	Min Int	Net
Per Consolidated Statement of Income	$380,874	$75,225	$(7,684)	$297,965
Add back Credits & Charges:
- Intellectual Property settlement charge	11,200	1,260	—	9,940
- Severance charge	3,000	—	—	3,000

Continuing operations before credits & charges	$395,074	$76,485	$(7,684)	$310,905

Continuing operations before credits & charges

Effective tax rate				19.4%
Diluted Earnings per Share				$0.52

	Fourth Quarter 2003
	Pretax	Tax	Min Int	Net
Per Consolidated Statement of Income	$295,507	$107,019	$(5,032)	$183,456
Add back Credits & Charges:
- Gain on sale of financial instruments	(31,955)	(11,697)	—	(20,258)
- Write down of investment in Hanover Compressor	81,200	—	—	81,200

Continuing operations before credits & charges	$344,752	$95,322	$(5,032)	$244,398

Continuing operations before credits & charges

Effective tax rate				27.6%
Diluted Earnings per Share				$0.41

Reasons for excluding credits and charges - Management believes that the exclusion of these items enables it to evaluate more effectively the Company’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, total debt, net income, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed below are furnished pursuant to Item 9.01 of this Form 8-K.

(c)	Exhibits

99.1	Fourth Quarter and Full Year 2004 Press Release dated January 25, 2005

99.2	Question and Answer document on the January 25, 2005 Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Frank A. Sorgie
Frank A. Sorgie
Chief Accounting Officer

Date: January 25, 2005